 Exhibit 8.1

List of Subsidiaries

Name	Jurisdiction of Incorporation	Percentage of Ownership
Dongrun Technology Holdings Limited	British Virgin Islands	100%
LZ Digital Technology Group Limited	Hong Kong	100%
Lianzhang Menhu (Zhejiang) Holding Co., Ltd.	PRC	100%
Lianzhang Portal Network Technology Co., Ltd (“Lianzhang Portal”)	PRC	96.85%
LianZhang Media Co., Ltd.	PRC	100% owned by Lianzhang Portal
Xiamen LianZhang Culture Media Co., Ltd.	PRC	100% owned by Lianzhang Portal
LianZhang New Community Construction Development (Jiangsu) Co., Ltd.	PRC	80% owned by Lianzhang Portal
Xiamen Lianzhanghui Intelligent Technology Co., Ltd.	PRC	100% owned by Lianzhang Portal
Xiamen Lianzhang Cultural Tourism Development Co., Ltd.	PRC	100% owned by Lianzhang Portal
Xiamen Lianzhang Investment Co., Ltd.	PRC	100% owned by Lianzhang Portal
Lianzhang Digital Technology (Xiamen) Co., Ltd. (“Lianzhang Digital Technology”)	PRC	100% owned by Lianzhang Portal
Lianzhang Life Services (Xiamen) Co., Ltd.	PRC	100% owned by Lianzhang Digital Technology
Lianzhang Digital Marketing Planning (Xiamen) Co., Ltd.	PRC	100% owned by Lianzhang Digital Technology
Live Well (Xiamen) Network Technology Co., Ltd.	PRC	70% owned by Lianzhang Life Services Co., Ltd.
Shanghai Lianxian Digital Technology Co., Ltd.	PRC	65% owned by Xiamen Lianzhang Investment Co., Ltd.
Lianzhang Life Services Co., Ltd.	PRC	100% owned by Lianzhang Portal
Lianzhang (Xiamen) Audiovisual Technology Co., Ltd.	PRC	100% owned by Lianzhang Digital Technology
Guangzhou Lianzhang Xijiuli Cultural Media Co., Ltd.	PRC	51% owned by Xiamen Lianzhang Investment Co., Ltd.
Huzhou Lianzhang Premium Products Supply Chain Co., Ltd.	PRC	51% owned by Lianzhang Life Services Co., Ltd.
Lianzhang Premium Products Supply Chain (Beijing) Co., Ltd.	PRC	51% owned by Huzhou Lianzhang Premium Products Supply Chain Co., Ltd.
Fujian Meilishuo International Travel Agency Co., Ltd.	PRC	51% owned by Xiamen Lianzhang Cultural Tourism Development Co., Ltd.
Wenzhou Meilishuo Travel Service Co., Ltd.	PRC	100% owned by Fujian Meilishuo International Travel Agency Co., Ltd.
Fujian Meilixing Cultural Tourism Industry Development Co., Ltd.	PRC	100% owned by Fujian Meilishuo International Travel Agency Co., Ltd.